Exhibit 10.26

PETCO ANIMAL SUPPLIES, INC.

AMENDED AND RESTATED EXECUTIVE INCENTIVE BONUS PLAN

PETCO Animal Supplies Stores, Inc., Delaware corporation (formerly named PETCO Animal Supplies, Inc.) (the “Company”), adopted the PETCO Animal Supplies, Inc. Executive Incentive Bonus Plan, originally effective as of March 12, 2003 (the “Plan”). The Plan was approved by the stockholders of the Company on June 4, 2003.

On January 13, 2005, the Company and PETCO Animal Supplies, Inc., a Delaware corporation and the wholly-owning parent corporation of the Company (“Parent”), implemented a corporate reorganization (the “Reorganization”). Prior to the Reorganization, the Company was a publicly-traded company on the Nasdaq National Market. Pursuant to an Agreement and Plan of Reorganization dated as of January 13, 2005, the Company implemented a holding company form of organizational structure by the merger of PETCO Merger Co., a Delaware corporation and a wholly-owned subsidiary of Parent, with and into the Company, with the Company being the surviving corporation. As a result of the Reorganization, the Company became a direct, wholly-owned subsidiary of Parent and ceased to be a publicly-traded company. Parent is now a publicly-traded company on the Nasdaq National Market. Pursuant to the authority granted by the Board of Directors of the Company in its resolutions dated December 14, 2004, approving the Reorganization, the amendment of the Plan and Parent’s assumption of the Plan, the Plan is hereby amended and restated in its entirety as set forth herein to reflect the Reorganization and Parent’s assumption of the amended and restated Plan. This amendment and restatement is effective January 13, 2005.

The objectives of the Plan are to motivate and reward executives to produce results that increase stockholder value and to encourage individual and team behavior that helps the Company achieve both short and long-term corporate objectives.

ARTICLE I.

DEFINITIONS

Section 1.1 - Base Compensation. “Base Compensation,” with respect to a fiscal year, shall mean the Participant’s rate of annual base salary as in effect as of the last day of such fiscal year and shall exclude moving expenses, bonus pay and other payments which are not considered part of annual base salary.

Section 1.2 - Code. “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be deemed to include a reference to the regulations promulgated under such section.

Section 1.3 - Disability. “Disability” shall mean a permanent and total disability, within the meaning of Section 22(e)(3) of the Code.

Section 1.4 - Executive Officer. “Executive Officer” shall mean a person who holds any one of the following positions with the Company or Parent: (a) Chief Executive Officer, (b) Chief Operating Officer, (c) Chief Financial Officer, (d) Senior Vice President (including, without limitation, the Company’s Senior Vice President – Human Resources and Administration, Senior Vice President – Merchandising, Senior Vice President – Information Systems, Senior Vice President – Operations, and Senior Vice President – Business Development), or (e) any other officer of Parent who is subject to Section 16(a) of the Securities Exchange Act of 1934, as amended.

Section 1.5 - Participant. “Participant” shall mean, with respect to any fiscal year during the term of the Plan, an Executive Officer selected by the Committee to participate in the Plan in accordance with Section 2.2 hereof.

ARTICLE II.

BONUS AWARDS

Section 2.1 - Performance Targets. A Participant shall be eligible to earn a bonus award under the Plan based on the achievement of performance targets by Parent, as determined by the Compensation Committee (the “Committee”) of the Board of Directors of Parent (the “Board”) for each fiscal year of Parent. The performance targets for a fiscal year shall be based on any of the following objective business criteria, either alone or in any combination, and measured either on an absolute basis, on a relative basis, or against past Parent performance, as the Committee, in its sole discretion, determines: (a) pre-tax income; (b) operating income; (c) net earnings; (d) net income; (e) cash flow; (f) earnings per share; (g) return on equity; (h) return on invested capital or assets; (i) cost reductions or savings; (j) funds from operations; (k) appreciation in the fair market value of Parent’s stock; or (l) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; in each case as determined in accordance with generally accepted accounting principles (“GAAP”), as in effect on the first day of such fiscal year, and which may also provide for adjustments in accordance with Section 2.3.

Section 2.2 - Bonus Awards. Each individual who (a) is an Executive Officer as of the first day of a fiscal year and (b) who is selected by the Committee to participate in the Plan with respect to such fiscal year, shall be eligible for a bonus award with respect to such fiscal year under this Section 2.2. The Committee shall establish an objectively determinable performance target with respect to such Participant under this Section 2.2 for such fiscal year, which shall be based on one or more of the objective business criteria set forth in Section 2.1. Achievement of specified levels of the performance target will result in a bonus award to such Participant equal to a fixed dollar amount or a percentage of Base Compensation, as determined by the Committee; provided, however, that the maximum bonus award payable to any Participant with respect to any fiscal year of Parent shall not exceed $5,000,000. The Committee shall establish such specified levels of the performance target and the bonus award to be paid at each such specified level. Prior to the payment of a bonus award, the Committee shall certify in writing the level of performance attained by Parent for the fiscal year to which such bonus award relates. The Committee shall have no discretion to increase the amount of a Participant’s maximum bonus award that would otherwise be payable to the Participant upon the achievement of specified levels of the performance target.

Section 2.3 - Adjustments to Performance Components. For each fiscal year of Parent, the Committee may provide for objectively determinable adjustments to any of the performance components under Section 2.1 for one or more of the items of gain, loss, profit or expense which is (i) determined to be extraordinary or unusual in nature or infrequent in occurrence, (ii) related to the disposal of a segment of a business, (iii) related to a change in accounting principle under GAAP, (iv) related to discontinued operations that do not qualify as a segment of a business under GAAP, or (v) attributable to the business operations of any entity acquired by Parent during the fiscal year.

ARTICLE III.

PAYMENT OF BONUS AWARDS

Section 3.1 - Form of Payment. Each Participant’s bonus award shall be paid in cash.

Section 3.2 - Timing of Payment. Unless otherwise directed by the Committee, each bonus award shall be paid within 60 days after the end of the fiscal year to which such bonus award relates.

ARTICLE IV.

SECTION 162(m)

Section 4.1 - Qualified Performance Based Compensation. The Committee, in its discretion, may determine whether a bonus award should qualify as “performance-based compensation,” within the meaning of Section 162(m)(4)(C) of the Code and may take such actions as are consistent with the terms of the Plan to ensure that such bonus award will so qualify.

Section 4.2 - Performance Goals. With respect to any bonus award which the Committee determines should qualify as “performance-based compensation,” within the meaning of Section 162(m)(4)(C) of the Code, any of the performance targets described in Section 2.1, if applicable to such bonus award, shall be established in writing before the first day of the fiscal year to which such bonus award relates; provided, however, that, to the extent permitted under Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, such performance targets may be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the performance targets relate, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance targets; and, provided, further, that in no event shall the performance targets be established after 25% of the period of service (as scheduled in good faith at the time the performance targets are established) has elapsed. No bonus award which is intended to qualify as “performance-based compensation,” within the meaning of Section 162(m)(4)(C) of the Code, shall be paid to a Participant unless and until the Committee makes a certification in writing with respect to the level of performance attained by Parent for the fiscal year to which such bonus award relates, as required by Section 162(m) of the Code, and the regulations promulgated thereunder.

ARTICLE V.

TRANSFERS, TERMINATIONS AND NEW EXECUTIVE OFFICERS

Section 5.1 - Terminations. A Participant who, whether voluntarily or involuntarily, is terminated, demoted, transferred or otherwise ceases to be an Executive Officer at any time during a fiscal year shall not be eligible to receive a partial fiscal year bonus award, except when the reason for leaving the position is for reason of death or Disability; provided, however, that with respect to a Participant who leaves for reason of death or Disability, the Committee may determine that such Participant shall not receive a partial fiscal year bonus award.

Section 5.2 - New Executive Officers. An individual who becomes an Executive Officer during a fiscal year as a result of a transfer from a position other than as an Executive Officer to a position as an Executive Officer with the Company or Parent, or who commences employment with the Company or Parent as an Executive Officer during a fiscal year, shall, in the discretion of the Committee, be eligible for a bonus award under this Section 5.2 with respect to such fiscal year. In the event a Participant is eligible for a bonus award under this Section 5.2 for such fiscal year, the Committee shall establish an objectively determinable performance target under this Section 5.2, which shall relate to such Participant’s period of service as an Executive Officer during such fiscal year, and which shall be based on one or more of the objective business criteria specified in Section 2.1. Achievement of specified levels above the performance target will result in a bonus award to such Participant equal to a fixed dollar amount or a fixed percentage of Base Compensation determined by the Committee, up to a maximum bonus award not to exceed $5,000,000, paid in accordance with Article III. The Committee shall establish such specified levels above the performance target and the bonus award to be paid at each such specified level. At the discretion of the Committee, however, the Committee may provide for objectively determinable adjustments in accordance with Section 2.3. Prior to the payment of a bonus award, the Committee shall certify in writing the level of performance attained by Parent for the fiscal year to which such bonus award relates. With respect to any bonus award under this Section 5.2 which the Committee determines should qualify as “performance-based compensation,” within the meaning of Section 162(m)(4)(C) of the Code, any of the performance targets described in this Section 5.2, if applicable to such bonus award, shall be established in writing before the first day of such Participant’s employment in an Executive Officer position during the fiscal year to which such bonus relates; provided, however, that, to the extent permitted under Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, such performance targets may be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the performance targets relate, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance targets; and, provided, further, that in no event shall the performance targets be established after 25% of the period of service (as scheduled in good faith at the time the performance targets are established) has elapsed. No bonus award which is intended to qualify as “performance-based compensation,” within the meaning of Section 162(m)(4)(C) of the Code, shall be paid to a Participant unless and until the Committee makes a certification in writing with respect to the level of performance attained by Parent for the fiscal year to which such bonus award relates, as required by Section 162(m) of the Code, and the regulations promulgated thereunder.

ARTICLE VI.

ADMINISTRATION

Section 6.1 - Committee

(a) The Committee shall consist of two or more members of the Board; provided, however, that if bonus awards under the Plan are intended to qualify as “performance-based compensation,” within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall consist solely of two or more members of the Board who are “outside directors,” within the meaning of Section 162(m) of the Code, and the regulations promulgated thereunder.

(b) Members of the Committee shall be appointed by and shall hold office at the pleasure of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

Section 6.2 - Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, except that with respect to bonus awards that are intended to qualify as “performance-based compensation,” within the meaning of Section 162(m)(4)(C) of the Code, the Plan shall be administered by a committee consisting solely of two or more members of the Board who are “outside directors,” within the meaning of Section 162(m) of the Code, and the regulations promulgated thereunder. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all parties.

Section 6.3 - Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

ARTICLE VII.

OTHER PROVISIONS

Section 7.1 - Amendment, Suspension or Termination of the Plan. This Plan does not constitute a promise to pay and may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, to the extent required by Section 162(m) with respect to bonus awards which the Committee determines should qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code and except as otherwise provided in Section 2.3, no action of the Board may modify the performance targets described in Sections 2.1 if applicable to such bonus awards, after the commencement of the year with respect to which such bonus awards relate.

Section 7.2 - Approval of Plan by Stockholders. The Plan was approved by the stockholders of the Company on June 4, 2003.

Section 7.3 - Bonus Awards and Other Plans. Nothing contained in the Plan shall prohibit Parent from granting awards or authorizing other compensation to any Executive Officer under any other plan or authority or limit the authority of Parent or the Company to establish other special awards or incentive compensation plans providing for the payment of incentive compensation to the Executive Officers.

Section 7.4 - Miscellaneous.

(a) Parent or the Company shall deduct all federal, state and local taxes required by law or company policy from any bonus paid to a Participant hereunder.

(b) In no event shall Parent or the Company be obligated to pay to any Participant a bonus award for a fiscal year by reason of Parent’s or the Company’s payment of a bonus to such Participant in any other fiscal year.

(c) The rights of Participants under the Plan shall be unfunded and unsecured. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. Neither Parent nor the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any bonus under the Plan.

(d) Parent and the Company intend that certain bonus awards payable under the Plan shall satisfy and shall be interpreted in a manner that satisfies any applicable requirements as qualified “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code. To the extent bonus awards under the Plan are intended to qualify as “performance-based compensation,” within the meaning of Section 162(m)(4)(C) of the Code, any provision, application or interpretation of the Plan that is inconsistent with this intent shall be disregarded with respect to bonus awards intended to qualify as “performance-based compensation,” within the meaning of Section 162(m)(4)(C) of the Code.

(e) Nothing contained herein shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of the Company or Parent, or to interfere with the rights of the Company or Parent to discharge any individual at any time, with or without cause, for any reason or no reason, and with or without notice except as may be otherwise agreed in writing.

(f) No rights of any Participant to payments of any amounts under the Plan shall be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of other than by will or by laws of descent and distribution, and any such purported sale, exchange, transfer, assignment, pledge, hypothecation or disposition shall be void.

(g) Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

(h) The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of California (without regard to principles of conflicts of law).

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PETCO ANIMAL SUPPLIES, INC.

/s/ Darragh J. Davis
By:	Darragh J. Davis, Secretary

PETCO ANIMAL SUPPLIES STORES, INC.

/s/ Darragh J. Davis
By:	Darragh J. Davis, Secretary